UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

L3 TECHNOLOGIES, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	001-37975	13-3937436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 697-1111

Not Applicable
(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                               ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2017, L3 Technologies, Inc. (the “Company”) announced that, effective January 1, 2018, Christopher E. Kubasik will succeed Michael T. Strianese as Chief Executive Officer (“CEO”).  Mr. Strianese will remain Chairman of the Board of Directors of the Company (the “Board”) following Mr. Kubasik’s assumption of the CEO role.

Also on July 19, 2017, the Board approved an increase in the number of directors on the Board from 10 to 11 and the appointment of Mr. Kubasik as a member of the Board, effective January 1, 2018.

Mr. Kubasik, age 56, has served as the Company’s President and Chief Operating Officer since October 2015.  From March 2014 to October 2015, he served as President and Chief Executive Officer of the Seabury Advisory Group. From 2013 to 2014, Mr. Kubasik served as President and Chief Executive Officer of Ackuity Advisors, Inc. Prior to that, he held various executive positions with Lockheed Martin Corporation including Vice Chairman, President and Chief Operating Officer from 2010 to 2012; Executive Vice President of Electronic Systems division from 2007 to 2009; and Executive Vice President and Chief Financial Officer from 2001 to 2007. In 1983, Mr. Kubasik began his career in public accounting at Ernst & Young, LLP and served in a number of increasingly responsible positions until becoming a partner in 1996.

A copy of the Company’s press release announcing these changes is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated July 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L3 TECHNOLOGIES, INC.

	By:	/s/ Allen E. Danzig
		Name:	Allen E. Danzig
		Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated: July 20, 2017